UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2006

AVANT IMMUNOTHERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-15006	13-3191702
(State or other jurisdiction	(Commission file number)	(IRS employer
of incorporation)		identification no.)

119 Fourth Avenue
Needham, Massachusetts  02494-2725

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(781) 433-0771

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

Rotarix® Royalty Payments

On September 20, 2006, AVANT Immunotherapeutics, Inc. (the “Company”) announced that GlaxoSmithKline (“GSK”) paid royalties on GSK’s sales of Rotarix® rotavirus vaccine in Australia and certain European countries at the lower of two royalty rates under their 1997 license agreement. GSK’s said that its decision to pay the lower royalty rate (which is 70% of the full rate) is based upon GSK’s assertion that Rotarix® is not covered by licensed patents in Australia and these European countries. The Company is evaluating the legal analysis underlying GSK’s assertion to better understand why GSK believes its development of Rotarix® takes the vaccine outside the scope of the claims of these licensed patents. The Company is analyzing various options to counter GSK’s assertion and protect its rights.

This Item 7.01, including a copy of the press release attached as Exhibit 99.1 hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

Exhibit Number	Description of Exhibit
99.1	AVANT Immunotherapeutics, Inc. Press Release, dated September 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AVANT IMMUNOTHERAPEUTICS, INC.

Dated: September 21, 2006	By:	/s/ Avery W. Catlin
Avery W. Catlin
		Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

The following designated exhibit is filed herewith:

Exhibit Number	Description of Exhibit
99.1	AVANT Immunotherapeutics, Inc. Press Release, dated September 20, 2006